Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2011 Results

Reports Annual Revenue of $119.5 Million; Q4 Revenue of $32.3 Million;

Surpasses One Million Premium Users

Woburn, Mass., February 15, 2012 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity solutions, today announced its results for the fourth quarter and fiscal year ended December 31, 2011.

For the fourth quarter of 2011, revenue increased 5 percent to $32.3 million from $30.9 million reported in the fourth quarter of 2010. Core product revenue, which excludes $4.9 million of revenue related to the Company’s Intel agreement from the fourth quarter of 2010, increased by 24 percent in the quarter from the fourth quarter of 2010.

GAAP net income for the fourth quarter of 2011 was $2.0 million, or $0.08 per diluted share. GAAP net income includes $1.2 million in acquisition related costs and amortization, $2.4 million in stock compensation expense and $117,000 in patent litigation related expenses. This compares to GAAP net income of $5.4 million, or $0.21 per diluted share, reported in the fourth quarter of 2010.

Non-GAAP net income for the fourth quarter of 2011, which excludes acquisition related costs and amortization, stock compensation expense and patent litigation related expenses, was $4.9 million, or $0.19 per diluted share based on an effective tax rate of 35 percent, as compared to $6.9 million, or $0.28 per diluted share, based on an effective tax rate of 14 percent, reported in the fourth quarter of 2010.

For fiscal year 2011, revenue increased 18 percent to $119.5 million from $101.1 million in 2010. Core product revenue, which excludes $9.6 million of revenue related to the Company’s Intel agreement for 2010, increased by 31 percent year-over-year.

GAAP net income for fiscal year 2011 was $5.8 million, or $0.23 per diluted share. GAAP net income includes $2.7 million in acquisition related costs and amortization, $8.9 million in stock compensation expense, $4.5 million in patent litigation related expenses and $1.3 million associated with a state sales tax settlement. This compares to GAAP net income of $21.1 million, or $0.85 per diluted share, reported in 2010.

Non-GAAP net income for fiscal year 2011, which excludes acquisition related costs and amortization, stock compensation expense, patent litigation related expenses and costs associated with a state sales tax settlement, was $17.3 million, or $0.69 per diluted share, as compared to non-GAAP net income of $21.1 million, or $0.85 per diluted share, reported in 2010. Non-GAAP net income for fiscal year 2011 is based on a tax rate of 37 percent, whereas non-GAAP net income for fiscal year 2010 is based on a tax rate of 13 percent.

Non-GAAP cash flow from operations for the fourth quarter of 2011 was $10.5 million, or 32 percent of revenue. For fiscal year 2011, non-GAAP cash flow from operations was $38.8 million or 32 percent of revenue. The Company closed 2011 with cash, cash equivalents and short-term investments of $198.6 million.

Additionally, the Company reported total deferred revenue of $58.3 million, an increase of 36 percent from the $42.8 million reported in the prior year and an increase $4.3 million, or 8 percent over the prior quarter.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“A growing market opportunity and strong across-the-business execution led to another great quarter and year for LogMeIn,” said Michael Simon, president and CEO of LogMeIn. “Prevailing consumerization trends are fundamentally changing the way businesses and individuals adopt, embrace and support technology. We believe that our strategy and continued focus on innovation helped us benefit from these trends in 2011 and put us in a favorable competitive position in 2012 and beyond.”

“The growing popularity of join.me, combined with a change in our Ignition business model, led to significant growth in new users of our services in the fourth quarter and for the year.

In the fourth quarter alone, we added nearly two million first time users of LogMeIn’ s products and surpassed one million premium customers, adding 90,000 in the fourth quarter and more than 415,000 in the fiscal year.”

“We believe that this substantial adoption of our services highlights the benefits of a strategy designed to deliver continued growth in new users and sustained, long-term growth for the business,” concluded Simon.

Business Outlook

Based on information available as of February 15, 2012, LogMeIn is issuing guidance for the first quarter 2012 and fiscal year 2012.

First Quarter 2012: The Company expects first quarter revenue to be in the range of $32.0 million to $32.3 million.

Non-GAAP net income, which includes the effect of the change in the Ignition business model from a perpetually licensed model to a subscription based model, is expected to be in the range of $3.0 million to $3.3 million, or $0.12 to $0.13 per diluted share. Non-GAAP net income excludes an estimated $1.5 million in acquisition related costs and amortization, $3.1 million in stock compensation expense and $200,000 in patent litigation related expenses.

GAAP Net income, which includes acquisition related costs and amortization, stock compensation expense and patent litigation related expenses is expected to be in the range of $100,000 to $300,000, or $0.00 to $0.01 per share.

Non-GAAP net income for the first quarter of 2012 assumes an effective tax rate of 38 percent. GAAP net income assumes an effective tax rate of 55 percent.

Net income per diluted share calculations for the first quarter of 2012 are based on estimated fully-diluted weighted average shares outstanding of 25.6 million shares.

Fiscal year 2012: The Company expects full year 2012 revenue to be in the range of $140.0 million to $142.0 million.

Non-GAAP net income is expected to be in the range of $15.3 million to $16.6 million, or $0.60 to $0.65 per diluted share. Non-GAAP net income excludes an estimated $5.9 million in acquisition related costs and amortization, $13.1 million in stock compensation expense and $1.2 million in patent litigation related expenses.

GAAP Net income, which includes acquisition related costs and amortization, stock compensation expense and patent litigation related expenses, is expected to be in the range of $2.0 million to $3.0 million, or $0.08 to $0.12 per share.

Non-GAAP net income for the fiscal year 2012 assumes an effective tax rate of 38 percent. GAAP net income assumes an effective tax rate of 55 percent.

Net income per diluted share calculations for 2012 are based on estimated fully-diluted weighted average shares outstanding of 25.7 million shares.

Conference Call Information for Today, Wednesday, February 15, 2012

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-1427 (for the U.S. and Canada) or 480-629-9664 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on February 15, 2012 until 11:59 p.m. Eastern Time on February 22, 2012, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4506893#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the acquisition related costs and amortization of intangibles, stock compensation expense, patent litigation related expense, and a settlement for an uncollected state sales tax. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization of intangibles, stock compensation expense, patent litigation related expense, and settlement for an uncollected state sales tax. Non-GAAP net income and non-GAAP net income per diluted share exclude the acquisition related costs and amortization of intangibles, stock compensation expense, patent litigation related expense, and a settlement for an uncollected state sales tax. For the year ended December 31, 2010, non-GAAP net income further excludes a tax benefit for the reversal of a valuation allowance related to U.S. and certain foreign deferred tax assets. Non-GAAP cash flow from operations excludes patent litigation related expense, acquisition related legal expense and payment of an uncollected state sales tax settlement. The exclusion of certain expenses in the calculation of Non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (NASDAQ: LOGM) provides essential cloud-based services to individuals, businesses, and IT organizations for remote access, collaboration, customer care, and remote IT management. These services are used by more than 15 million people to quickly, simply and securely connect over 150 million internet-enabled devices across the globe — computers, smartphones, iPad™ and Android™ tablets, and digital displays. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, India, Japan, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, industry trends, the Company’s intent to expand its portfolio of products, the Company’s growth, customer growth, and the Company’s financial guidance for fiscal year 2012 and the first quarter of 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Hamachi, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world. iPhone and iPad are trademarks of Apple, Inc. in the US and other countries around the world. Intel is the trademark of Intel Corporation in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2010	2011

ASSETS
Current assets:
Cash and cash equivalents	$77,280	$103,604
Marketable securities	90,144	95,040
Accounts receivable, net	4,744	8,747
Prepaid expenses and other current assets	2,906	2,412
Deferred income taxes	1,316	1,980

Total current assets	176,390	211,783
Property and equipment, net	6,199	5,203
Restricted cash	350	370
Intangibles, net	578	3,260
Goodwill	615	7,259
Other assets	27	242
Deferred income taxes	2,518	3,940

Total assets	$186,677	$232,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,177	$6,275
Accrued liabilities	10,829	10,473
Deferred revenue, current portion	41,763	55,962

Total current liabilities	54,769	72,710
Deferred revenue, net of current portion	1,030	2,302
Other long-term liabilities	500	1,239

Total liabilities	56,299	76,251

Commitments and contingencies
Stockholders’ equity:
Common stock	238	246
Additional paid-in capital	133,425	154,440
(Accumulated deficit) retained earnings	(3,084)	2,677
Accumulated other comprehensive loss	(201)	(1,557)

Total stockholders’ equity	130,378	155,806

Total liabilities and stockholders’ equity	$186,677	$232,057

LogMeIn, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

Revenue	$30,890	$32,322	$101,057	$119,461
Cost of revenue	2,396	2,994	9,124	10,574

Gross profit	28,494	29,328	91,933	108,887

Operating expenses
Research and development	4,340	5,695	15,214	20,780
Sales and marketing	13,715	15,501	45,869	57,156
General and administrative	3,929	4,398	12,319	19,975
Legal settlements	—	—	—	1,250
Amortization of intangibles	92	11	338	228

Total operating expenses	22,076	25,605	73,740	99,389

Income from operations	6,418	3,723	18,193	9,498

Interest income, net	178	201	634	862
Other income (expense)	(117)	(158)	(219)	(565)

Income before income taxes	6,479	3,766	18,608	9,795
(Provision) benefit for income taxes	(1,092)	(1,749)	2,491	(4,034)

Net income	$5,387	$2,017	$21,099	$5,761

Net income per share:
basic	$0.23	$0.08	$0.91	$0.24
diluted	$0.21	$0.08	$0.85	$0.23
Weighted average shares outstanding:
basic	23,753,375	24,417,473	23,244,479	24,175,621
diluted	25,222,794	25,290,390	24,839,905	25,154,599

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

GAAP Income from operations	$6,418	$3,723	$18,193	$9,498

Add Back:
Stock-based compensation expense	1,456	2,389	4,992	8,925
Patent litigation related expenses	—	117	—	4,497
Acquisition related costs and amortization	106	1,231	589	2,682
State sales tax settlement	—	—	—	1,300

Non-GAAP Operating income	7,980	7,460	23,774	26,902

Other income, net	61	43	415	297

Non-GAAP Income before provision for income taxes	8,041	7,503	24,189	27,199

Non-GAAP Provision for income taxes (For the twelve months ended December 31, 2010, excludes a tax benefit for the reversal of a valuation allowance related to U.S. and certain foreign deferred tax assets)	(1,092)	(2,622)	(3,081)	(9,941)

Non-GAAP Net income	$6,949	$4,881	$21,108	$17,258

Non-GAAP Diluted net income per share:	$0.28	$0.19	$0.85	$0.69
Diluted weighted average shares outstanding used in computing per share amounts:	25,222,794	25,290,390	24,839,905	25,154,599

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

Stock-based compensation expense:
Cost of revenue	$64	$79	$261	$316
Research and development	192	382	638	1,477
Sales and marketing	510	716	1,553	2,700
General and administrative	690	1,212	2,540	4,432

Total stock based-compensation	$1,456	$2,389	$4,992	$8,925

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Cash flows from operating activities
Net income	$5,387	$2,017	$21,099	$5,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	983	1,126	3,719	4,403
Amortization of premiums on investments	79	14	239	134
Provision for bad debts	23	40	88	85
Deferred income taxes	1,082	1,707	(2,673)	3,794
Income tax benefit from the exercise of stock options	1,749	(2,221)	(1,150)	(5,887)
Stock-based compensation	1,456	2,389	4,992	8,925
Gain on disposal of equipment	—	—	(2)	(1)
Changes in assets and liabilities:
Accounts receivable	1,060	(2,449)	(682)	(4,088)
Prepaid expenses and other current assets	(745)	202	(1,071)	494
Other assets	(3)	13	3	(215)
Accounts payable	(1,182)	2,231	(332)	3,787
Accrued liabilities	2,030	(994)	3,644	(531)
Deferred revenue	2,331	4,269	8,690	15,471
Other long-term liabilities	29	485	(95)	739

Net cash provided by operating activities	14,279	8,829	36,469	32,871

Cash flows from investing activities
Purchases of marketable securities	(29,961)	(14,999)	(185,349)	(150,066)
Proceeds from sale or disposal of marketable securities	20,000	10,000	125,000	145,000
Purchases of property and equipment	(1,809)	(69)	(4,243)	(2,322)
Intangible asset additions	(39)	(101)	(416)	(346)
Cash paid for acquisition	—	—	—	(10,000)
Decrease in restricted cash and deposits	—	(1)	5	(26)

Net cash used in investing activities	(11,809)	(5,170)	(65,003)	(17,760)

Cash flows from financing activities
Payments of issuance costs related to secondary offering of common stock	—	—	(196)	—
Proceeds from issuance of common stock upon option exercises	1,058	2,975	4,835	6,207
Income tax benefit from the exercise of stock options	(1,749)	2,221	1,150	5,887

Net cash (used in) provided by financing activities	(691)	5,196	5,789	12,094

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(139)	(646)	(265)	(881)

Net increase (decrease) in cash and cash equivalents	1,640	8,209	(23,010)	26,324
Cash and cash equivalents, beginning of period	75,640	95,395	100,290	77,280

Cash and cash equivalents, end of period	$77,280	$103,604	$77,280	$103,604

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

GAAP Cash flows from operating activities	$14,279	$8,829	$36,469	$32,871

Add Back:
Patent litigation related expenses	—	101	—	4,352
Acquisition related legal expense	—	269	—	269
State sales tax settlement	—	1,300	—	1,300

Cash flows from operating activities before patent litigation expenses, acquisition related legal expense and state sales tax settlement	$14,279	$10,499	$36,469	$38,792